Exhibit 99.3

November 16, 2018

VIA: FEDEX

Mr. Robert Fitzgerald

c/o QAR Industries, Inc.

101 SE 25th Ave.

Mineral Wells, TX 76067

Dear Mr. Fitzgerald,

We received your letter dated November 14, 2018 today at 11:30 a.m. via Federal Express and have forwarded it to the Special Committee of the Board of Directors for their consideration.

Kind regards,

/s/ Christopher Hughes

Christopher Hughes, President

TSR, Inc.